EXHIBIT 23.1
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                              CONSENT OF KPMG LLP


BOARD OF DIRECTORS
FIRST UNION CORPORATION:

We consent to the incorporation by reference in this Registration Statement on Form S-3 of First Union Corporation, First Union Capital I, First Union Capital II and First Union Capital III, respectively, of our report dated January 14, 1999, relating to the consolidated balance sheets of First Union Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the 1998 Annual Report to Stockholders which is incorporated by reference in First Union Corporation's 1998 Form 10-K which is incorporated by reference in this Registration Statement on Form S-3. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.


                                      /s/ KPMG LLP


Charlotte, North Carolina
November 9, 1999